EXHIBIT 10.2.2








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                              ATWOOD OCEANICS, INC.

                                 RETENTION PLAN

                         FOR CERTAIN SALARIED EMPLOYEES

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                         Effective as of January 1, 2007








                     This Plan will terminate automatically
             as of December 31, 2007 if there is no "Effective Date"
            (as defined in Plan Section 1.5) on or before that date.






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                              ATWOOD OCEANICS, INC.
                                 RETENTION PLAN
                         FOR CERTAIN SALARIED EMPLOYEES


         The Company (as defined herein) hereby adopts this Retention Plan for Certain Salaried Employees (the "Plan"), effective as of the 1st day of January, 2007.


                                  INTRODUCTION

         The purpose of this Plan is to secure the interests of the Company's shareholders in the event of a change of control of the Company. In such an event, this Plan would provide an enhanced severance payment and other benefits to encourage certain valued employees to remain employed with the Company during that period of financial uncertainty preceding and following the change of control. If such an event does not occur on or before December 31, 2007, this Plan will terminate automatically, unless otherwise renewed by the Company's Board of Directors.


                                    ARTICLE I
                                   DEFINITIONS

         Terms defined above and initially capitalized shall have the respective meanings so ascribed. When used in this Plan and initially capitalized, the following words and phrases shall have the following respective meanings unless the context clearly requires otherwise:

         1.1 "Base Salary" as to any Covered Employee for any period, shall mean the greater of the sum of such individual's monthly base salary and Bonus as of the Termination of Employment or as of the date immediately preceding the Effective Date, which is paid to such individual by the Company during employment for such period, before reduction because of an election between benefits or cash provided under a plan of the Company maintained pursuant to
Section 125 or 401(k) of the Internal Revenue Code of 1986, as amended, and before reduction for any other amounts contributed by the Company on such individual's behalf to any other employee-benefit plan.

         1.2 "Bonus" as to Covered Employee for any period, shall mean the average of bonus payments, if any, made over the preceding three years, including any year for which a bonus has been awarded but not paid, divided by twelve. If the Covered Employee has not been an employee of the Company for at least three years, then Bonus shall be calculated over the period for which the employee has been employed with the Company.

         1.3 "Company" shall mean Atwood Oceanics, Inc., a Texas corporation, or any entity that is a successor to it in ownership of substantially all its assets and their affiliates ("Atwood") and its direct and indirect subsidiaries.

         1.4      "Covered Employee" shall mean an employee described in
Article II of the Plan.

         1.5 "Effective Date" shall mean the date on or before December 31, 2007, on which any of the following is effective:


                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of Atwood or (ii) the combined voting power of the then outstanding voting securities of Atwood entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Atwood; (ii) any acquisition

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                         by Atwood; (iii) any acquisition by any employee
                         benefit plan (or related trust) sponsored or maintained by the Company; or

                  (b) Atwood shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or

                  (c) Individuals who, as of the date hereof, constitute the Board of Atwood (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Atwood's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

         1.6 "Employment Year" shall mean a period which commences on the first date of employment or any anniversary of such date and ends one year from such date.

         1.7 "Good Cause" shall mean a material violation of a Company policy or procedure applicable to employees in the same or similar job position, the willful disregard or failure to follow the reasonable instructions of a superior, the taking of any action, or the failure to take any action, which results in a damage or detriment to the Company, or the conviction of an employee of a felony involving moral turpitude.

         1.8 "Health and Life Benefits" shall mean as to any employee, the group-health and life-insurance benefits sponsored by the Company for its full-time employees and provided to or elected by such individual as of the date immediately preceding the Effective Date.

         1.9      "Other Severance" shall have the meaning set forth in
Section 2.2 of the Plan.

         1.10 "Severance Pay" shall mean the sum payable to a Covered Employee upon Termination of Employment as set forth in Section 3.1 of the Plan.

         1.11 "Term" shall mean the period commencing on the Effective Date and ending one year after that date.

         1.12 "Termination of Employment" shall mean a termination of employment with the Company at the option of the Company for any reason, except a termination of employment for Good Cause shall not mean a Termination of Employment.

         1.13 "Years of Continuous Service" shall mean, as to any employee, all full or partial years during which he was employed on a full-time basis by the Company.

                                   ARTICLE II.
                                COVERED EMPLOYEES

         2.1 Who is a Covered Employee. Any employee of the Company who upon the occurrence of an Effective Date, shall be listed in Schedule 3.1 hereto, which
Schedule 3.1 shall be amended from time to time by the Company, and who has a Termination of Employment during the Term shall be a Covered Employee and eligible to receive the benefits described in this Plan.

         2.2 Exclusions. Any employee who otherwise is a Covered Employee but who, pursuant to a separate agreement signed on behalf of the Company, receives severance or other salary continuation benefits upon a Termination of Employment (other than payments or benefits under the Company's Executive Life Insurance
Plan) shall not be a Covered Employee under this Plan. This Plan shall be in lieu of any plan, program, policy or practice of or contract or agreement with the Company relating to severance of employment ("Other Severance") and any and


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all benefits of payments arising out of or relating to Other Severance shall be fully offset against any benefits or payments due and owing hereunder.

                                   ARTICLE III
                        SEVERANCE PAY AND OTHER BENEFITS

         3.1 Amount of Severance Pay. The Company shall pay Severance Pay to a Covered Employee upon a Termination of Employment in an amount equal to the greater of (a) or (b):

                  (a) such individual's weekly Base Salary multiplied by such individual's Years of Continuous Service; or

                  (b) a payment, depending upon the category of employee as
                      identified in Schedule 3.1 hereto, as follows:

 Category of Employee                                      Payment
 --------------------                                      -------
Houston Management A:                   (i)  Less  than 4 Years of  Continuous
                                        Service  - 6 months' Base Salary; or

                                        (ii) 4 Years but less than 8 Years
                                        of Continuous Service - 12 months'
                                        Base Salary; or

                                        (iii) 8 or greater Years of
                                        Continuous Service - 18 months' Base
                                        Salary

Houston Management B,
Houston Technical,
Rig Management and
Other Administration:                   (i)  Less  than 4 Years of  Continuous
                                        Service  - 1 month Base Salary; or

                                        (ii) 4 Years but less than 8 Years
                                        of Continuous Service - 4 months'
                                        Base Salary; or

                                        (iii) 8 Years but less than 12 Years
                                        of Continuous Service - 8 months'
                                        Base Salary; or

                                        (iv) 12 or greater Years of
                                        Continuous Service - 12 months' Base
                                        Salary

Houston Accounting A, Houston
Accounting B and
Houston Staff:                          (i)  Less  than 4 Years of  Continuous
                                        Service  - 1 month Base Salary; or

                                        (ii) 4 Years but less than 8 Years
                                        of Continuous Service - 3 months'
                                        Base Salary; or

                                        (iii) 8 or greater Years of
                                        Continuous Service - 6 months' Base
                                        Salary

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        3.2       Health and Life Benefits.  Upon a Termination of Employment,
a Covered Individual's Health and Life Benefits shall be treated as follows:

                  (a) Upon a Termination of Employment and if applicable, the Company will notify each Covered Employee of the right to elect to continue any Company-provided health or disability benefits, all in accordance with and subject to the provisions of the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). The Company shall charge the maximum allowable premium in connection with any COBRA benefits so provided. Other than the benefits provided under COBRA, the Company shall have no further obligation to provide health or disability insurance benefits to any Covered Individual following a Termination of Employment.

                  (b) Upon written request by a Covered Individual within five (5) days of a Termination of Employment, the Company shall assign any life, salary continuation or travel insurance plans or policies to such Covered Individual which by their terms are so assignable, and such Covered Individual will thenceforth become responsible for the payment of any premiums required to maintain said plans or policies from and after the date of Termination of Employment; otherwise, the Company will cease to continue such life insurance plans or policies on behalf of any Covered Employee effective as of the date of Termination of Employment.

      3.3 Payment for Unused Vacation. Upon a Termination of Employment, the Company will pay a Covered Employee an amount equal to such individual's weekly Base Salary multiplied by each full and partial week of vacation, which was accrued but unused during the Employment Year in which occurred such individual's Termination of Employment. For purposes of determining payment under this Section 3.3, a full week of vacation consists of five (5) vacation days.


                                   ARTICLE IV
                          DISTRIBUTION OF CASH PAYMENTS

      The Company shall pay a Covered Employee the amount to which he or she is entitled under (as applicable) Plan Section 3.1 (relating to Severance Pay) and Plan Section 3.3 (relating to Payment for Unused Vacation) in one lump sum within a reasonable time, but in no event greater than ten (10) business days, after such Covered Employee's Termination of Employment.


                                    ARTICLE V
                             ADMINISTRATION OF PLAN

      5.1 In General. The Plan shall be administered by Atwood, which shall be the named fiduciary under the Plan. Atwood may delegate any of its administrative duties, including without limitation duties with respect to the processing, review, investigation, approval, and payment of benefits under the Plan, to a named administrator or administrators.

      5.2 Regulations. Atwood shall promulgate any rules and regulations that it deems necessary to carry out the purposes of the Plan, or to interpret the terms and conditions of the Plan; provided that no rule, regulation, or interpretation shall be contrary to the provisions of the Plan. The rules, regulations, and interpretations made by Atwood shall, subject only to the claims procedure outlined in Section 5.3 hereof, be final and binding on any employee or former employee of the Company, or any successor in interest of either.

      5.3 Claims Procedure. The Company shall determine the rights of any employee or former employee of the Company to any benefits hereunder. Any employee or former employee of the Company who believes that he is entitled to receive any benefits other than as initially determined by the Company, may file a claim in writing with Atwood's President. Atwood shall, no later than ninety
(90) days after the receipt of a claim, either allow or deny the claim in writing.

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      A denial of a claim, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

                  (a)      the specific reason or reasons for the denial;
                  (b) specific reference to pertinent Plan provisions on which the denial is based;
                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
                  (d)      an explanation of the claim-review procedure.

      A claimant whose claim is denied (or his duly authorized representative) may, within 30 days after receipt of denial of his claim:

                  (a) request a review upon written application to the Company's personnel administrator;
                  (b)      review pertinent documents; and
                  (c)      submit issues and comments in writing.

      Atwood shall notify the claimant of its decision on review within sixty
(60) days after receipt of a request for review. Notice of the decision on review shall be in writing.

      5.4 Revocability of Company Action. Any action taken by Atwood with respect to the rights under the Plan of any employee or former employee shall be revocable by Atwood as to payments or distributions not yet made to such person, and acceptance of any benefits under the Plan constitutes acceptance of and agreement to any appropriate adjustments made by the Company in future payments or distributions to such person to offset any excess or underpayment previously made to him with respect to any benefits.

                                   ARTICLE VI
                        AMENDMENT OR TERMINATION OF PLAN

      6.1 Right to Amend or Terminate. Atwood reserves the right at any time prior to the Effective Date, and without prior or other approval of any employee or former employee, to change, modify, amend, or terminate the Plan. All such changes, modifications, or amendments may be retroactive to any date up to and including the original effective date of the Plan, and shall be retroactive to that date unless other provision is specifically made; provided that no such change, modification, or amendment shall adversely affect any benefit under the Plan previously paid or provided to a Covered Employee (or his or her successor in interest).

      6.2 Automatic Termination. This Plan shall terminate automatically as of December 31, 2007, or such other extended termination date duly adopted in accordance with the provisions of Section 6.1 above, if there is no Effective Date on or before that date. Termination pursuant to this Plan Section 6.2 shall occur without any action on the part of the Company and shall be effective without prior notice to or approval of any employee or former employee of the Company.


                                   ARTICLE VII
                                METHOD OF FUNDING

      The Company shall pay benefits under the Plan from current operating funds. No property of the Company is or shall be, by reason of this Plan, held in trust for any employee of the Company, nor shall any person have any interest in or any lien or prior claim upon any property of the Company by reason of the Plan or the Company's obligations to make payments hereunder.


                                  ARTICLE VIII
                      LEGAL FEES AND EXPENSES; ENFORCEMENT

      It is the intent of the Company that no Covered Employee be required to incur the expenses associated with the enforcement of his rights under this Plan by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to a Covered

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Employee hereunder. Accordingly, if it should appear to a Covered Employee that the Company has failed to comply with any of its obligations under this Plan or in the event that the Company or any other person takes any action inconsistent with the terms of this Plan to declare this Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Covered Employee the benefits intended to be provided to such Covered Employee hereunder, the Company irrevocably authorizes such Covered Employee from time to time to retain counsel of his choice, at the expense of the Company as thereafter provided, to represent such Covered Employee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder, or other person affiliated with the Company in any jurisdiction. Notwithstanding any existing prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to such Covered Employee's entering into an attorney-client relationship with such counsel, and in that connection the Company and such Covered Employee agree that a confidential relationship shall exist between such Covered Employee and such counsel. The Company shall pay and be solely responsible for any and all attorneys' and related fees and expenses incurred by such Covered Employee as a result of the Company's failure to perform under this Plan or any provision thereof; or as a result of the Company or any person contesting the validity or enforceability of this Plan or any provision thereof.


                                   ARTICLE IX
                                  MISCELLANEOUS


      9.1 Limitation on Rights. Participation in the Plan shall not give any employee the right to be retained in the service of the Company or any rights to any benefits whatsoever, except to the extent specifically set forth herein. Unless otherwise agreed in writing, employment with the Company is "at will."

      9.2 Headings. Headings of Articles and Sections in this instrument are for convenience only, and do not constitute any part of the Plan.

      9.3 Gender and Number. Unless the context clearly indicates otherwise, the masculine gender when used in the Plan shall include the feminine, and the singular number shall include the plural and the plural number the singular.















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EXECUTED as of the date first set forth above.

                              ATWOOD OCEANICS, INC.


                              By: /s/ John R. Irwin
                              Name: John R. Irwin
                              Title: President & Chief Executive Officer













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